Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter and Full Year 2015 Results; Provides 10% to 15% Distribution Growth Guidance for 2016

El Segundo, California February 16, 2016 (GLOBE NEWSWIRE) –  Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced fourth quarter and full year 2015 financial results.

Highlights:

•	Increased quarterly cash distribution for the fourth consecutive quarter to $0.325 per unit, representing 13.0% distribution growth in 2015;
•

Completed three drop-down acquisitions in Q4 from Landmark Dividend LLC (“Landmark”), or an affiliate of Landmark, bringing the total number of acquired tenant sites for the year to 761 sites for total consideration of approximately $268 million;

•	Provides 2016 guidance, which includes distribution growth guidance of 10% to 15% by the fourth quarter 2016 (distribution to be paid in February 2017); and
•	Maintained 98% occupancy level for the portfolio.

Fourth Quarter and Full Year 2015 Results

For the quarter ended December 31, 2015, the Partnership generated Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization) of $6.4 million and distributable cash flow of approximately $4.6 million.  Additionally, the Partnership generated net income of $2.8 million, or $0.20 per common unit diluted, and EBITDA of approximately $6.7 million.  The net income and EBITDA amounts include the impact of $1.5 million of unrealized gain on derivatives and $0.7 million of acquisition-related expenses.  These Adjusted EBITDA, EBITDA, distributable cash flow, and net loss amounts exclude operating results prior to the date of the Partnership’s acquisitions that are attributable to assets acquired from Landmark in the fourth quarter of 2015.

For the year ended December 31, 2015, the Partnership generated net income of  $0.7 million, EBITDA of $11.6 million, Adjusted EBITDA of $18.8 million and distributable cash flow of $13.9 million.  These Adjusted EBITDA, EBITDA, distributable cash flow, and net loss amounts exclude operating results prior to the date of the Partnership’s acquisitions that are attributable to assets acquired from Landmark in 2015.

“Building on our strong performance this year, we completed three drop-down transactions in the fourth quarter and in total acquired 761 tenant sites during 2015,” said Tim Brazy, the Partnership’s Chief Executive Officer.  “We are very proud that in our first full year of operation as a public entity, we more than doubled the size of the Partnership’s tenant site portfolio and delivered on the annual rents and distribution growth guidance we provided last year.  As we enter 2016, we continue to see opportunities in the market and look forward to further growth.”

Quarterly Distribution

As previously announced, on January 28, 2016, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.325 per limited partner unit, or $1.30 per unit on an annualized basis, for the quarter ended December 31, 2015.  The fourth quarter’s cash distribution, which represents a 13.0% increase over the minimum quarterly distribution and a 2.4% increase compared to the third quarter 2015 distribution of $0.3175 per unit, marks the fourth consecutive quarter that the Partnership has increased its quarterly cash distribution since its initial public offering in November 2014.  The distribution was paid on February 12, 2016 to unitholders of record as of February 8, 2016.

Capital and Liquidity

As of December 31, 2015, the Partnership had $233.0 million of outstanding borrowings under its revolving credit facility (the “Facility”) and $17.0 million of undrawn borrowing capacity under the Facility, subject to compliance with certain covenants.  The Partnership has fixed $145.0 million of borrowings under the Facility with a weighted average fixed interest rate of 4.06%.

Recent Drop-Down Acquisitions

During the fourth quarter of 2015, the Partnership completed three drop-down acquisitions from Landmark or an affiliate of Landmark, acquiring a total of 249 tenant sites for total consideration of approximately $98 million.

•

On November 19, 2015, the Partnership completed a right of first offer (ROFO) Fund C drop-down acquisition of 72 tenant sites for total consideration of $30.0 million. The consideration for the Fund C ROFO drop-down acquisition consisted of approximately 847,000 common units representing limited partnership interests in us, valued at $12.7 million, and $17.3 million in cash;

•

On November 19, 2015, the Partnership completed a ROFO Fund F drop-down acquisition of 136 tenant sites for total consideration of $44.0 million. The consideration for the Fund F ROFO drop-down acquisition consisted of approximately 1,266,000 common units representing limited partnership interests in us, valued at $19.0 million, and $25.0 million in cash;  and

•	On December 18, 2015, the Partnership completed a drop-down acquisition of 41 tenant sites for total consideration of $24.2 million in cash.

Each of these acquisitions were immediately accretive to the Partnership’s distributable cash flow, and were funded primarily with borrowings under the Partnership’s existing Facility and the issuance of units.  During fiscal year 2015 the Partnership completed eight drop-down acquisitions from Landmark or an affiliate of Landmark, acquiring a total of 761 tenant sites for total consideration of approximately $268 million.

2016 Guidance

For 2016, the Partnership’s sponsor, Landmark, has expressed its intent to offer us the right to purchase assets ranging from $200 million to $300 million in total.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 10% to 15% over the fourth quarter 2015 distribution of $0.325 per unit by the fourth quarter 2016 (distribution to be paid in February 2017).

Conference Call Information

The Partnership will hold a conference call on Tuesday, February 16, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2015 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 29112552.

A webcast replay will be available approximately two hours after the completion of the conference call through March 31, 2016 at http://investor.landmarkmlp.com.  The replay is also available through February 27, 2016 by dialing 855-859-2056 or 404-537-3406 and entering the access code 29112552.

About Landmark Infrastructure Partners LP

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 49 states and the District of Columbia, entitling the Partnership to rental payments from leases on more than 1,400 tenant sites.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Safe Harbor

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the payment of our quarterly distribution, the discussion of potential acquisitions from our sponsor, and our expected distribution growth.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission, including the Partnership’s annual report on Form 10-K for the year ended December 31, 2015.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:Marcelo Choi

Vice President, Investor Relations

(310) 598-3173

ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014(1)	2015	2014(1)
Revenue
Rental revenue	$7,367,549	$5,699,166	$27,001,916	$21,401,328
Interest income on receivables	180,960	186,036	786,139	709,030
Total revenue	7,548,509	5,885,202	27,788,055	22,110,358
Expenses
Management fees to affiliate	21,024	132,450	230,934	642,150
Property operating	7,550	3,582	27,009	24,720
General and administrative	815,762	240,227	2,923,116	820,522
Acquisition-related	728,322	267,013	3,686,598	527,065
Amortization	1,989,016	1,413,655	6,920,687	5,382,671
Impairments	322,955	250,384	3,901,700	258,834
Total expenses	3,884,629	2,307,311	17,690,044	7,655,962
Other income and expenses
Interest expense	(2,327,762)	(2,329,077)	(8,398,089)	(7,831,847)
Loss on early extinguishment of debt	(969,377)	(2,905,259)	(1,872,002)	(2,905,259)
Realized loss on derivatives	(126,156)	(213,181)	(139,979)	(213,181)
Unrealized gain (loss) on derivatives	1,664,645	(637,088)	(358,927)	(643,481)
Gain on sale of real property interests	154,880	—	236,906	—
Total other income and expenses	(1,603,770)	(6,084,605)	(10,532,091)	(11,593,768)
Net income (loss)	$2,060,110	$(2,506,714)	$(434,080)	$2,860,628
Less: Net income (loss) attributable to Predecessor(1)	(729,265)	191,634	(1,169,963)	5,558,976
Limited partners’ interest in net income (loss)	$2,789,375	$(2,698,348)	$735,883	$(2,698,348)
Net income (loss) per limited partner unit
Common units – basic	$0.21	$(0.34)	$0.16	$(0.34)
Common units – diluted	$0.20	$(0.34)	$0.07	$(0.34)
Subordinated units – basic and diluted	$0.17	$(0.34)	$(0.16)	$(0.34)
Weighted average limited partner units outstanding
Common units – basic	10,694,435	4,702,665	7,557,615	4,702,665
Common units – diluted	13,829,544	4,702,665	10,692,724	4,702,665
Subordinated units – basic and diluted	3,135,109	3,135,109	3,135,109	3,135,109
Other Data:
Total leased tenant sites (end of period)	1,423	1,179	1,423	1,179
Total available tenant sites (end of period)	1,456	1,185	1,456	1,185

(1)

During the year ended December 31, 2015, the Partnership completed its acquisitions of 761 tenant sites and related real property interests (the “Acquired Assets”) from our sponsor Landmark Dividend LLC (“Landmark”) and affiliates, in exchange for total consideration of $268.2 million (the “Transactions”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of each transaction has been retroactively adjusted for the Acquired Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	December 31,
	2015	2014(1)
Assets
Land	$10,812,784	$7,209,933
Real property interests	358,074,190	285,411,441
Total land and real property interests	368,886,974	292,621,374
Accumulated amortization of real property interests	(14,114,307)	(8,507,384)
Land and net real property interests	354,772,667	284,113,990
Investments in receivables, net	8,136,867	8,665,274
Cash and cash equivalents	1,984,468	311,108
Rent receivables, net	952,427	212,015
Due from Landmark and affiliates	2,205,853	659,722
Deferred loan costs, net	3,089,894	2,838,879
Deferred rent receivable	676,134	483,638
Other intangible assets, net	10,731,221	7,529,851
Other assets	1,206,949	399,222
Total assets	$383,756,480	$305,213,699
Liabilities and equity
Revolving credit facility	$233,000,000	$74,000,000
Secured debt facilities	—	68,300,791
Accounts payable and accrued liabilities	1,683,062	279,458
Other intangible liabilities, net	12,001,093	10,524,814
Prepaid rent	2,980,621	2,540,067
Derivative liabilities	736,231	377,304
Total liabilities	250,401,007	156,022,434
Commitments and contingencies
Equity	133,355,473	149,191,265
Total liabilities and equity	$383,756,480	$305,213,699

(1)

Prior-period financial information has been retroactively adjusted for certain assets acquired during the year ended December 31, 2015. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s  Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 16, 2016.

Landmark Infrastructure Partners LP

Real Property  Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)(4)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	732	950	78.7	(7)	927	23.7			$4,932,429	67%
Outdoor Advertising	249	306	89.5	(7)	300	13.7			1,129,099	15%
Renewable Power Generation	6	8	34.2		8	30.5			65,423	1%
Subtotal	987	1,264	81.0	(7)	1,235	21.4			$6,126,951	83%
Tenant Lease Assignment only(8)
Wireless Communication	107	151	53.5		147	18.4			$946,802	13%
Outdoor Advertising	10	10	80.9		10	14.9			67,892	1%
Subtotal	117	161	55.2		157	18.2			$1,014,694	14%
Tenant Lease on Fee Simple
Wireless Communication	8	15	99.0	(7)	15	13.2			$85,297	1%
Outdoor Advertising	12	13	99.0	(7)	13	9.8			69,717	1%
Renewable Power Generation	3	3	99.0	(7)	3	27.7			70,890	1%
Subtotal	23	31	99.0	(7)	31	13.2			$225,904	3%
Total	1,127	1,456	78.5	(9)	1,423	20.9			$7,367,549	100%
Aggregate Portfolio
Wireless Communication	847	1,116	75.6		1,089	22.8	98%	$1,745	$5,964,528	81%
Outdoor Advertising	271	329	89.6		323	13.6	98%	1,285	1,266,708	17%
Renewable Power Generation	9	11	34.2		11	29.5	100%	2,490	136,313	2%
Total	1,127	1,456	78.5	(9)	1,423	20.9	98%	$1,644	$7,367,549	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2015 were 5.2, 8.3, 21.8 and 6.0 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2015. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 67 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2015(1)	2014(1)	2015(1)	2014(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$2,060,110	$(2,506,714)	$(434,080)	$2,860,628
Interest expense	2,327,762	2,329,077	8,398,089	7,831,847
Amortization expense	1,989,016	1,413,655	6,920,687	5,382,671
EBITDA	$6,376,888	$1,236,018	$14,884,696	$16,075,146
Impairments	322,955	250,384	3,901,700	258,834
Acquisition-related	728,322	267,013	3,686,598	527,065
Unrealized (gain) loss on derivatives	(1,664,645)	637,088	358,927	643,481
Realized loss on derivatives	126,156	213,181	139,979	213,181
Loss on early extinguishment of debt	969,377	2,905,259	1,872,002	2,905,259
Gain on sale of real property interests	(154,880)	—	(236,906)	—
Unit-based compensation	8,750	17,500	105,000	17,500
Straight line rent adjustments	2,634	(55,507)	(192,496)	(249,393)
Amortization of above- and below-market rents, net	(263,707)	(228,935)	(1,231,666)	(847,998)
Deemed capital contribution to fund general and administrative expense reimbursement(2)	644,512	12,349	2,109,552	12,349
Adjusted EBITDA	$7,096,362	$5,254,350	$25,397,386	$19,555,424
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$3,642,999	$4,595,290	$12,221,975	$13,576,354
Unit-based compensation	(8,750)	(17,500)	(105,000)	(17,500)
Unrealized gain (loss) on derivatives	1,664,645	(637,088)	(358,927)	(643,481)
Loss on early extinguishment of debt	(969,377)	(2,905,259)	(1,872,002)	(2,905,259)
Amortization expense	(1,989,016)	(1,413,655)	(6,920,687)	(5,382,671)
Amortization of above- and below-market rents, net	263,707	228,935	1,231,666	847,998
Amortization of deferred loan costs	(265,189)	(406,875)	(1,365,195)	(1,545,605)
Receivables interest accretion	2,948	2,543	24,398	51,899
Impairments	(322,955)	(250,384)	(3,901,700)	(258,834)
Gain on sale of real property interests	154,880	—	236,906	—
Allowance for doubtful accounts and loan losses	—	—	—	(4,465)
Working capital changes	(113,782)	(1,702,721)	374,486	(857,808)
Net income (loss)	$2,060,110	$(2,506,714)	$(434,080)	$2,860,628
Interest expense	2,327,762	2,329,077	8,398,089	7,831,847
Amortization expense	1,989,016	1,413,655	6,920,687	5,382,671
EBITDA	$6,376,888	$1,236,018	$14,884,696	$16,075,146
Less:
Unrealized gain on derivatives	(1,664,645)	—	—	—
Gain on sale of real property interests	(154,880)	—	(236,906)	—
Straight line rent adjustment	—	(55,507)	(192,496)	(249,393)
Amortization of above- and below-market rents, net	(263,707)	(228,935)	(1,231,666)	(847,998)
Add:
Impairments	322,955	250,384	3,901,700	258,834
Acquisition-related	728,322	267,013	3,686,598	527,065
Unrealized loss on derivatives	—	637,088	358,927	643,481
Realized loss on derivatives	126,156	213,181	139,979	213,181
Loss on early extinguishment of debt	969,377	2,905,259	1,872,002	2,905,259
Unit-based compensation	8,750	17,500	105,000	17,500
Straight line rent adjustments	2,634	—	—	—
Deemed capital contribution to fund general and administrative expense reimbursement(2)	644,512	12,349	2,109,552	12,349
Adjusted EBITDA	$7,096,362	$5,254,350	$25,397,386	$19,555,424
Less:
Expansion capital expenditures(1)	(99,003,135)	—	(268,218,388)	—
Cash interest expense	(2,062,573)	(1,922,202)	(7,032,894)	(6,286,242)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	99,003,135	—	268,218,388	—
Distributable cash flow	$5,033,789	$3,332,148	$18,364,492	$13,269,182

(1)

Financial information prior to the closing of the transactions has been retroactively adjusted for certain assets acquired during the year ended December 31, 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended December 31, 2015(1)			For the Year Ended December 31, 2015(1)
	Landmark	Acquired		Landmark	Acquired
	Infrastructure	Assets	Consolidated	Infrastructure	Assets	Consolidated
	Partners LP	Predecessor	Results	Partners LP	Predecessor	Results
Revenue:
Rental revenue	$6,659,681	$707,868	$7,367,549	$19,808,218	$7,193,698	$27,001,916
Interest income	180,960	—	180,960	782,931	3,208	786,139
Total revenue	6,840,641	707,868	7,548,509	20,591,149	7,196,906	27,788,055
Expenses:
Management fees to affiliate	—	21,024	21,024	—	230,934	230,934
Property operating	7,550	—	7,550	24,012	2,997	27,009
General and administrative	815,762	—	815,762	2,913,183	9,933	2,923,116
Acquisition-related	666,012	62,310	728,322	1,956,464	1,730,134	3,686,598
Amortization	1,824,948	164,068	1,989,016	5,218,368	1,702,319	6,920,687
Impairments	322,955	—	322,955	3,901,700	—	3,901,700
Total expenses	3,637,227	247,402	3,884,629	14,013,727	3,676,317	17,690,044
Other income and expenses
Interest expense	(2,051,404)	(276,358)	(2,327,762)	(5,632,022)	(2,766,067)	(8,398,089)
Loss on early extinguishment of debt	—	(969,377)	(969,377)	—	(1,872,002)	(1,872,002)
Realized loss on derivatives	—	(126,156)	(126,156)	—	(139,979)	(139,979)
Unrealized gain (loss) on derivatives	1,482,485	182,160	1,664,645	(446,423)	87,496	(358,927)
Gain on sale of real property interests	154,880	—	154,880	236,906	—	236,906
Total other income and expenses	(414,039)	(1,189,731)	(1,603,770)	(5,841,539)	(4,690,552)	(10,532,091)
Net income (loss)	$2,789,375	$(729,265)	$2,060,110	$735,883	$(1,169,963)	$(434,080)
Add:
Interest expense	2,051,404	276,358	2,327,762	5,632,022	2,766,067	8,398,089
Amortization expense	1,824,948	164,068	1,989,016	5,218,368	1,702,319	6,920,687
EBITDA	$6,665,727	$(288,839)	$6,376,888	$11,586,273	$3,298,423	$14,884,696
Less:
Unrealized gain on derivatives	(1,482,485)	(182,160)	(1,664,645)	—	—	—
Gain on sale of real property interests	(154,880)	—	(154,880)	(236,906)	—	(236,906)
Straight line rent adjustments	—	(5,715)	(5,715)	(83,311)	(109,185)	(192,496)
Amortization of above- and below-market rents	(256,788)	(6,919)	(263,707)	(958,792)	(272,874)	(1,231,666)
Add:
Impairments	322,955	—	322,955	3,901,700	—	3,901,700
Acquisition-related expenses	666,012	62,310	728,322	1,956,464	1,730,134	3,686,598
Loss on early extinguishment of debt	—	969,377	969,377	—	1,872,002	1,872,002
Unrealized loss on derivatives	—	—	—	446,423	(87,496)	358,927
Realized loss on derivatives	—	126,156	126,156	—	139,979	139,979
Unit-based compensation	8,750	—	8,750	105,000	—	105,000
Straight line rent adjustments	8,349	—	8,349	—	—	—
Deemed capital contribution to fund general and administrative expense reimbursement(2)	644,512	—	644,512	2,109,552	—	2,109,552
Adjusted EBITDA	$6,422,152	$674,210	$7,096,362	$18,826,403	$6,570,983	$25,397,386
Less:
Expansion capital expenditures	(99,003,135)	—	(99,003,135)	(268,218,388)	—	(268,218,388)
Cash interest expense	(1,856,768)	(205,805)	(2,062,573)	(4,958,419)	(2,074,475)	(7,032,894)
Add:						—
Borrowings and capital contributions to fund expansion capital expenditures	99,003,135	—	99,003,135	268,218,388	—	268,218,388
Distributable cash flow	$4,565,384	$468,405	$5,033,789	$13,867,984	$4,496,508	$18,364,492

Annualized quarterly distribution per unit	$1.30			$1.25
Distributions to common unitholders(3)	3,475,691			9,428,125
Distributions to Landmark Dividend – subordinated units(3)	1,018,910			3,911,048
Total distributions to our unitholders(3)	$4,494,602			$13,339,173
Excess of distributable cash flow over the quarterly distribution(3)	$70,782			$528,811
Coverage ratio(3)	1.02x			1.04x

(1)

During the year ended December 31, 2015, the Partnership completed its acquisitions of 761 tenant sites and related real property interests from Landmark and affiliates (the “Acquired Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the transactions are between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the transactions occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Acquired Assets as if the Partnership owned the Acquired Assets in all periods while under common control. The reconciliation presents our results of operations and financial position giving effect to the Acquired Assets. The combined results of the Acquired Assets prior to each transaction date are included in “Acquired Assets Predecessor.” The consolidated results of the Acquired Assets after each transaction date are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the limited partners on the weighted average units outstanding.